As filed with the Securities and Exchange Commission on June 24, 2008
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3306718
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

7600 Wisconsin Ave., Suite 750
Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)
NORTHWEST BIOTHERAPEUTICS, INC.
2007 STOCK OPTION PLAN
(Full title of the plan)

Alton L. Boynton, Chief Executive Officer	Copy to:
7600 Wisconsin Avenue, Suit 750	David H. Engvall, Esq.
Bethesda, Maryland 20814	Covington & Burling LLP
(240) 497-9024	1201 Pennsylvania Avenue, N.W.
(Name, address, including zip code, and	Washington, D.C. 20004
telephone number, including area code, of	(202) 662-6000
agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered (1)	share (2)	price (2)	registration fee

Common Stock (3)	519,132(3)	$1.93	$1,001,925	$39.38(3)
(1) This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average bid and ask price of the Registrant’s Common Stock as quoted on the OTC Bulletin Board on June 18, 2008.
(3) An aggregate of 6,000,000 shares of the Registrant’s Common Stock may be issued under the Registrant’s 2007 Stock Option Plan, 5,480,868 of which previously were registered on Form S-8 (File No. 333-147579) and 519,132 of which are registered by this Form S-8. Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of the 519,132 shares of the Registrant’s Common Stock registered hereunder.

REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement on Form S-8 is filed by Northwest Biotherapeutics, Inc. (the “Registrant”) relating to 519,132 shares of its common stock, par value $0.001 per share (“Common Stock”), issuable under the Northwest Biotherapeutics, Inc. 2007 Stock Option Plan (the “Plan”). The shares of Common Stock registered hereby are in addition to the 5,480,868 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 (File No. 333-147579) (the “Prior Registration Statement”).
     Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by this reference and made part of this Registration Statement as though such contents were set forth herein in their entirety, except as amended hereby.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.          Exhibits.

4.1	Northwest Biotherapeutics, Inc. 2007 Stock Option Plan (Incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2007).

5.1	Opinion of Counsel.

10.1	Form of Stock Option Agreement under the Northwest Biotherapeutics, Inc. 2007 Stock Option Plan (Incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-147579), filed with the Securities and Exchange Commission on November 21, 2007).

23.1	Consent of Counsel (Included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bethesda, State of Maryland, on June 20, 2008.

NORTHWEST BIOTHERAPEUTICS, INC.
By:	/s/ ANTHONY P. DEASEY
Anthony P. Deasey
Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
     We, the undersigned directors and officers of Northwest Biotherapeutics, Inc. (the “Company”) hereby severally constitute and appoint Anthony P. Deasey, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Anthony P. Deasey may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of Common Stock to be issued upon the exercise of stock options to be granted under the Northwest Biotherapeutics, Inc. 2007 Stock Option Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Anthony P. Deasey shall do or cause to be done by virtue thereof. The undersigned hereby revoke the powers of attorney granted by each of them to Alton L. Boynton under the Registrant’s registration statement on Form S-8 (File No. 333-147579).
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Alton L. Boynton Alton L. Boynton, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2008
/s/ Anthony P. Deasey Anthony P. Deasey	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2008
/s/ R. Steve Harris R. Steve Harris	Director	June 23, 2008
/s/ Linda F. Powers Linda F. Powers	Director	June 23, 2008

EXHIBIT INDEX

4.1	Northwest Biotherapeutics, Inc. 2007 Stock Option Plan (Incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2007).

5.1	Opinion of Counsel.

10.1	Form of Stock Option Agreement under the Northwest Biotherapeutics, Inc. 2007 Stock Option Plan (Incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-147579), filed with the Securities and Exchange Commission on November 21, 2007).

23.1	Consent of Counsel (Included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

4